                                                               Exhibit 5(i)(iii)


                                       MetLife/R/ Retirement & Savings Center
                                        Metropolitan Life Insurance Company
                                     One Madison Avenue, New York, NY 10010-3690

                                      Contract Number __________________________
                                      (To be completed by MetLife)

Variable Annuity
Application
Enhanced Preference Plus/R/ Account
For MetLife Employees

/ / Non-Qualified  / / IRA/IRC Section 408(b)

1  Annuitant (Annuitant will be Owner unless item 3 is completed.)

                                                            /         /
-------------------------------------------       ------------------------------
First Name    Middle Initial    Last Name         Date of Birth

-------------------------------------------       ------------------------------
Street Address                                    Social Security Number

-------------------------------------------
City               State         Zip Code         Sex / / M / / F

--------------     --------------   ----------    ------------------------------
Home Telephone     Work Telephone   Occupation    Relationship to Owner
Number             Number


2  Owner (Non-Qualified Only) Complete if Owner is different from Annuitant

                                                           /         /
-------------------------------------------      ------------------------------
First Name    Middle Initial    Last Name        Date of Birth

-------------------------------------------      ------------------------------
Street Address                                   Social Security Number

-------------------------------------------
City               State         Zip Code        Sex / / M / / F


--------------     --------------   ----------
Home Telephone     Work Telephone   Occupation  Are you Retired? / / Yes / / No
Number             Number

3  Joint Owner (Non-Qualified Only)

                                                           /         /
-------------------------------------------      ------------------------------
First Name    Middle Initial    Last Name        Date of Birth


-------------------------------------------      ------------------------------
Street Address                                   Social Security Number

-------------------------------------------
City               State         Zip Code        Sex / / M / / F


--------------     --------------   ----------
Home Telephone     Work Telephone   Occupation   Are you Retired? / / Yes / / No
Number             Number

(If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner designation specifies otherwise.)

4  Beneficiary

Primary


------------------    ---------------------------------   ----------------------
Name                  Relationship to Owner               Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Owner               Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Owner               Social Security Number


Contingent

------------------    ---------------------------------   ----------------------
Name                  Relationship to Owner               Social Security Number

------------------    ---------------------------------   ----------------------
Name                  Relationship to Owner               Social Security Number


(For payment due on Owner's death, the Owner's estate will be paid if no Beneficiary is named. Not applicable to Annuitant's death if Owner and Annuitant are different.)

                                 Page 1 of 4
038-MEGPPA-IRA/NQ(10/98)

5  Payment Information

   (a) Total of checks submitted now with the application       $______________

       Initial payment (must be completed even if payroll
         deduction is elected):                                $______________

   (b) Schedule of payroll deduction payments, if applicable (For Non-Qualified Only. Minimum: $25.00/month):

              $ _____________ per paycheck (/ / Weekly  / / Bi-Weekly
                                            / / Monthly)

   (c) For IRA Only:

       If this contract is intended to qualify as IRA/IRC Section 408(b), $________ is irrevocably designated to represent the following (check one)

           / / Direct Rollover from a tax-qualified retirement plan or TSA.
               Please attach appropriate forms.

           / / Direct IRA to IRA rollover

           / / Other Rollovers (Within 60 days from retirement plan, IRA or TSA)

   (d) Employee's I.D. Number _____________________________________

If applicable, I hereby irrevocably designate that, excluding any rollover amount, the first $_______ contributed to this contract, by April 15, ______ is
intened for a ______ tax deduction.                                     Year
               Year


6  Replacement (Attach the appropriate forms)

Have you taken, or will you be taking, any money from a life insurance policy or annuity contract to put into the annuity you are applying for? This includes the following:

       Full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium or purchase payment, automatic premium loan or invoking an accelerated payment arrangement.

       / /Yes      / /No       If Yes, you must provide details below
       (regardless of whether state replacement rules apply)

                                                                                  Check /x/ if IRC
     Company Name        Policy/Contract #        Describe the Transaction         Section 1035       Check /x/ if Group
                                            (e.g. full withdrawal of cash value)      Exchange          Life or Annuity
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

7  Investment Objective and Allocation

   (a) Primary Investment Objective: (Check only one)

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth        / / Aggressive Growth

   (b) Secondary Investment Objective: (Optional)

       / / Preservation of Capital   / / Income   / / Growth & Income
       / / Growth   / / Aggressive Growth

   (c) Was the Asset Allocation Questionnaire used for this sale?
       / / Yes (If Yes, please submit a copy with the application.)
       / / No

(d) Indicate the percentage of your initial payment to be allocated to each funding option. Percentages must be in whole numbers and total 100%.
      This allocation will apply to future payments unless changed by the Owner. You may change your allocation at any time. If you choose Index Selector(SM), do not complete this item 7(d).

      Fixed Interest Account                    ___________ %

      State Street Research
      Aggressive Growth Division                ___________ %
      Diversified Division                      ___________ %
      Growth Division                           ___________ %
      Income Division                           ___________ %

      Harris Oakmark
      Large Cap Value Division                  ___________ %

      Janus
      Mid Cap Division                          ___________ %

      Loomis Sayles
      High Yield Bond Division                  ___________ %

      Neuberger&Berman
      Partners Mid Cap Value Division           ___________ %

      Scudder
      Global Equity Division                    ___________ %

      Santander
      International Stock Division              ___________ %

      T. Rowe Price
      Large Cap Growth Division                 ___________ %
      Small Cap Growth Division                 ___________ %

      Lehman Brothers Aggregate
       Bond Index Division                      ___________ %
      MetLife Stock Index Division              ___________ %
      Morgan Stanley EAFE Index Division        ___________ %
      Russell 2000 Index Division               ___________ %

      Total must equal                                   100%


(e) Optional Automated Investment Strategies:

Select only ONE Strategy. You must complete item 7(d) for all strategies except Index Selector.

        / / Equity Generator(SM)             / / Equalizer(SM)
        / / Rebalancer(SM)                   / / Aggressive Equity Generator(SM)
        / / Aggressive Equalizer(SM)         / / Allocator(SM)  (attach form)
        / / Index Selector(SM) Allocation Models (see instructions below)


Index Selector: Check only ONE of the categories below. Do not complete item 7(d) above. 100% of your contribution will be allocated to the Index Selector category you choose in accordance with your risk tolerance. See your Representative for information on the current allocations in each category and for help in determining your risk tolerance.

/ / Conservative    / / Conservative to   / / Moderate    / / Moderate to    / / Aggressive
                        Moderate                              Aggressive


I understand that MetLife will allocate my initial contribution and future contributions based on the current allocation for the Index Selector category I select for as long as I remain in this category. I accept this current allocation and understand it may change at any time (after MetLife notifies me about the change). MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account each calendar quarter to match the applicable allocation percentages for that category.


8  Financial Disclosure

   (a) Purpose of purchasing this annuity:   / /  Retirement
       / /  Other (please specify)  ___________________________

   (b) Total Annual Income $ _______________  Source of Income _________________

   (c) Source of funds for purchasing this annuity:

       / / CD (Certificate of Deposit)   / / Discretionary Income
       / / Savings Account    / / Pension Rollover/Transfer   / / Loan
       / /  Money Market Fund   / / Other Mutual Fund   / / Other ______________

   (d) Is the source of funds a MetLife or MetLife Securities Inc.
       contract/account?    / / Yes   / / No

   (e) Ages of Dependents ______________________________________________________

   (f) For IRA, please indicate your vested retirement funds (excluding your initial contribution)

       / / $0-9,999         / / $10,000-19,999   / / $20,000-39,999
       / / $40,000-69,999   / / $70,000-99,999   / / $100,000-249,999
       / / $250,000+

   (g) For Non-Qualified, please indicate your assets (net savings and investments exclusive of personal residence, home furnishings and personaly automobiles).

       / / $0-9,999         / / $10,000-19,999   / / $20,000-39,999
       / / $40,000-69,999   / / $70,000-99,999   / / $100,000-249,999
       / / $250,000+

9  Signatures

   I hereby represent that, to the best of my knowledge and belief, I am eligible, under federal tax law, to contribute said amount to this annuity and that the information I have provided above is correct and true. I understand that all values provided by the contract being applied for, which are based on the investment experience of the Separate Account, are variable and are not guaranteed as to the amount.


__________________________________           Signed at _________________________
Signature of Annuitant/Owner                             City           State


                                             Date:   _____/_________/___________
                                                     Mo.       Day        Yr.


__________________________________           Date:   _____/_________/___________
Signature of Owner                                   Mo.       Day        Yr.
(if other than Annuitant)

__________________________________           Date:   _____/_________/___________
Signature of Joint Owner                             Mo.       Day        Yr.

--------------------------------------------------------------------------------

Account Representative Information (Complete if Applicable)

I personally saw the Proposed Owner when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have delivered a current Enhanced Preference Plus Account prospectus and reviewed the financial situation of the Proposed Owner as disclosed; and I believe that a multifunded annuity contract would be suitable.

o  Are you licensed in the state of signing?  / / Yes / / No

o Has the applicant taken, or will they be taking, any money from a life insurance policy or annuity contract to put into the annuity the applicant is applying for (as described in section 6)?

     / / Yes If Yes, please attach a copy of replacement forms.
     / / No

o Was an Asset Allocation Questionnaire used in connection with section 7? / / Yes If Yes, please attach a copy to this application.
     / / No


-----------------------------------------------------  -------------------------
Producer Identity (District, Agency/Agency Index)      Agency Telephone Number

Signature
          ----------------------------------------------------------------------
                                                        License ID #

                                                               /        /
-----------------------------------------------        -------------------------
Print Full Name                                   Date   Month    Day     Year



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